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                                  EXHIBIT 23.1

                          CONSENT OF BDO SEIDMAN, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


La-Man Corporation
Longwood, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 7, 1995 relating to the consolidated financial statements of La-Man Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                     /s/ BDO Seidman, LLP
                                    ------------------------
                                    BDO SEIDMAN, LLP



Orlando, Florida

December 8, 1995